EXHIBIT 1.1

ANIXTER INC.

(a Delaware corporation)

ANIXTER INTERNATIONAL INC.

(a Delaware corporation)

FORM OF UNDERWRITING AGREEMENT

Ladies and Gentlemen:

     Anixter Inc., a Delaware corporation (the “Company”), proposes to issue and sell up to $300,000,000 aggregate initial public offering price of its debt securities (the “Securities”), from time to time, in or pursuant to one or more offerings on terms to be determined at the time of sale. The Securities will be unconditionally guaranteed (the “Guarantee”) as to payment of principal, premium (if any) and interest by Anixter International Inc., the parent of the Company (the “Guarantor”).

     The Securities will be issued in one or more series as senior indebtedness (the “Debt Securities”) under an indenture, dated as of September 9, 1996, between the Company, the Guarantor and The Bank of New York, as trustee (the “Trustee”), as amended by the first supplemental indenture, dated as of           , 2005 (as so amended, the “Indenture”). Each series of Debt Securities may vary, as applicable, as to title, aggregate principal amount, interest rate or formula and timing of payments thereof, stated maturity date, redemption and/or repayment provisions, sinking fund requirements and any other variable terms established by or pursuant to the Indenture.

     Whenever the Company determines to make an offering of Securities through one or more underwriters (the “Underwriters”), the Company will enter into an agreement (each, a “Terms Agreement”) providing for the sale of such Securities to, and the purchase and offering thereof by, such Underwriters, as well as any Underwriter substituted pursuant to Section 10 hereof). The Terms Agreement relating to the offering of Securities shall specify the aggregate principal amount of Securities to be issued (the “Underwritten Securities”), the name of each Underwriter participating in such offering (subject to substitution as provided in Section 10 hereof), the name of any Underwriter acting as manager or co-manager in connection with such offering, the aggregate principal amount of Underwritten Securities which each such Underwriter severally agrees to purchase, whether such offering is on a fixed or variable price basis and, if on a fixed price basis, the initial offering price, the price at which the Underwritten Securities are to be purchased by the Underwriters, the form, time, date and place of delivery and payment of the Underwritten Securities and any other material variable terms of the Underwritten Securities. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between the Company and the Underwriters. Each offering of Underwritten Securities through a single Underwriter or through an underwriting syndicate managed by an Underwriter will be governed by this Underwriting Agreement, as supplemented by the applicable Terms Agreement.

     The Company and the Guarantor have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-09185), including pre-effective amendments Nos. 1, 2 and 3 with respect thereto (the “1996 Registration Statement”), and a registration statement on Form S-3 (No. 333-121428), including pre-effective amendment No. 1 with respect thereto (the “2005 Registration Statement”), for the registration of the Securities and the Guarantee under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”), and the Company has filed such post-effective amendments thereto as may be required prior to the execution of the applicable Terms Agreement. Such registration statements (as so amended, if applicable) have been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”). Such registration statements (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the “Rule 430A Information”) or Rule 434(d) of the 1933 Act Regulations (the “Rule 434 Information”), are referred to herein collectively as the “Registration Statements”; and the final prospectus and the prospectus supplement relating to the offering of the Underwritten Securities, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Underwritten Securities, are collectively referred to herein as the “Prospectus”; provided, however, that all references to any of the “Registration Statements” and the “Prospectus” shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), prior to the execution of the applicable Terms Agreement; provided, further, that if the Company files any other registration statement with the Commission pursuant to Section 462(b) of the 1933 Act Regulations (the “Rule 462 Registration Statement”), then, after such filing, all references to “Registration Statements” shall be deemed to include the Rule 462 Registration Statement; and provided, further, that if the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to “Prospectus” shall be deemed to include the final or preliminary prospectus and the applicable term sheet or abbreviated term sheet (the “Term Sheet”), as the case may be, in the form first furnished to the Underwriters by the Company in reliance upon Rule 434 of the 1933 Act Regulations, and all references in this Underwriting Agreement to the date of the Prospectus shall mean the date of the Term Sheet. A “preliminary prospectus” shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of the applicable Terms Agreement. For purposes of this Underwriting Agreement, all references to the Registration Statements, Prospectus, Term Sheet or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

     All references in this Underwriting Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import)

in the Registration Statements (including references to the 1996 Registration Statement and the 2005 Registration Statement), Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statements, Prospectus or preliminary prospectus, as the case may be; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statements, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statements, Prospectus or preliminary prospectus, as the case may be.

     SECTION 1. REPRESENTATIONS AND WARRANTIES.

     (a) Representations and Warranties by the Company and the Guarantor. The Company and the Guarantor jointly and severally represent and warrant to the Underwriters, as of the date hereof, and to each Underwriter named in the applicable Terms Agreement, as of the date thereof and as of the Closing Time (as defined below) (in each case, a “Representation Date”), as follows:

     (1) Compliance with Registration Requirements. Each of the Company and the Guarantor meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statements and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statements or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or the Guarantor, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the 1939 Act.

     At the respective times the Registration Statements, any Rule 462(b) Registration Statement and any post-effective amendments thereto (including the filing of the Guarantor’s most recent Annual Report on Form 10-K with the Commission (the “Annual Report on Form 10-K”)) became effective and at each Representation Date, the Registration Statements, any Rule 462(b) Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Time, the Prospectus and any amendments and supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company and the Guarantor elect to rely upon Rule 434 of the 1933 Act Regulations, the Company and the Guarantor will comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statements or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use in the Registration Statements or the Prospectus (that information being limited to that delivered by letter prior to the Closing Time).

     Each preliminary prospectus and prospectus filed as part of the Registration Statements as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Underwritten Securities will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (2) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statements and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (3) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statements and the Prospectus are an independent registered public accounting firm as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

     (4) Financial Statements. The financial statements of the Guarantor included in the Registration Statements and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Guarantor and its consolidated subsidiaries, at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Guarantor and its consolidated subsidiaries for the periods specified. Except as otherwise disclosed in the Prospectus, such financial statements comply as to form with the applicable accounting requirements of the 1933 Act and have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statements and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information of the Company and the Guarantor included in the Prospectus, if any, present fairly the information shown therein and, in the case of the Guarantor, have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statements and the Prospectus. In addition, any pro forma financial statements of the Company and its subsidiaries and the related notes thereto included in the Registration Statements and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

     (5) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statements and the Prospectus, except as otherwise stated therein (A) there has been no material adverse change in the condition, financial or otherwise, or in the revenues, earnings, properties, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise (a “Material Adverse Effect”), whether or not arising in the ordinary course of business, (B) there have been no transactions or series of related transactions entered into by the Company or any of its subsidiaries, or the Guarantor or any of its subsidiaries, which are material with respect to the Company and its subsidiaries considered as one enterprise or the Guarantor and its subsidiaries considered as one enterprise, respectively, other than transactions that arise in the ordinary course of business and that are not adverse with respect to the Company and its subsidiaries considered as one enterprise or to the Guarantor and its subsidiaries considered as one enterprise, as the case may be, (C) there has been no dividend or distribution of any kind declared, paid or made by the Company or the Guarantor on any class of their respective capital stock or (D) there has not been any obligation, contingent or otherwise, directly or indirectly incurred by the Guarantor or any of its subsidiaries, that would reasonably be expected to have a Material Adverse Effect.

     (6) Good Standing of the Guarantor and the Company. Each of the Guarantor and the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated by, this Underwriting Agreement and the applicable Terms Agreement. The Guarantor is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

     (7) Good Standing of Subsidiaries. Each “significant subsidiary” of the Guarantor (as such term is defined in Rule 1-02 of Regulation S-X under the 1933 Act) (each, including the Company, a “Subsidiary” and, collectively, the “Subsidiaries”), has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Guarantor, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of the Subsidiaries was issued in violation of preemptive or other similar rights arising by operation of law, under the charter or by-laws of any Subsidiary or under any agreement to which the Guarantor or any Subsidiary is a party, or otherwise.

     (8) Capitalization. If the Prospectus contains a “Capitalization” section, the authorized, issued and outstanding shares of capital stock of each of the Guarantor and the Company is as set forth in the column entitled “Actual” under the “Capitalization” section of the Prospectus. Such shares of capital stock have been duly authorized and validly issued by the

Guarantor and the Company and are fully paid and non-assessable, and none of such shares of capital stock were issued in violation of preemptive or other similar rights arising by operation of law, under the respective charter and by-laws of the Guarantor and the Company or under any agreement to which the Guarantor, Company or any of their respective subsidiaries is a party, or otherwise.

     (9) Authorization of this Underwriting Agreement and Terms Agreement. This Underwriting Agreement has been duly authorized, and the applicable Terms Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

     (10) Authorization of Debt Securities and Guarantee. The Underwritten Securities have been, or as of the date of the Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement. Such Underwritten Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States. Such Underwritten Securities will be in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the applicable Indenture. The Guarantee has been, or as of the date of the Terms Agreement will have been, duly authorized by the Guarantor. The Guarantee will constitute a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to the guarantee of any Debt Securities denominated other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States.

     (11) Authorization of the Indenture. The Indenture has been, or prior to the issuance of the Debt Securities thereunder will have been, duly authorized, executed and delivered by the Company and the Guarantor and, upon such authorization, execution and delivery, will constitute a valid and legally binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

     (12) Descriptions of the Underwritten Securities and Guarantee. The Underwritten Securities and the Guarantee being sold pursuant to the applicable Terms Agreement and the

Indenture, as of the date of the Prospectus, will conform in all material respects to the statements relating thereto contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the 2005 Registration Statement.

     (13) Absence of Defaults and Conflicts. Neither the Guarantor nor any of the Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Guarantor or any of the Subsidiaries is a party or by which or any of them may be bound, or to which any of the property or assets of the Guarantor or any Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Underwriting Agreement, the applicable Terms Agreement, Indenture and any other agreement or instrument entered into or issued or to be entered into or issued by the Company or the Guarantor in connection with the transactions contemplated hereby or thereby or in the Registration Statements and the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statements and the Prospectus (including the issuance and sale of the Underwritten Securities and the use of the proceeds from the sale of the Underwritten Securities as described under the caption “Use of Proceeds”) and compliance by the Company and the Guarantor with their respective obligations hereunder and thereunder have been duly authorized by all necessary corporate action of the Company and the Guarantor and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Guarantor or any Subsidiary pursuant to any Agreements and Instruments, except for such conflicts, breaches, defaults, events or liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Guarantor or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Guarantor or any Subsidiary or any of their respective assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Guarantor or any Subsidiary.

     (14) Absence of Labor Dispute. No labor dispute with the employees of the Guarantor or any Subsidiary exists or, to the knowledge of the Guarantor, is imminent, other than disputes which would not be reasonably expected to have a Material Adverse Effect.

     (15) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or by any court, arbitration panel or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Guarantor or any Subsidiary threatened, against or affecting the Guarantor, any subsidiary thereof or any of their respective officers or directors in their capacities as such officers and directors, which is required to be disclosed in the Registration Statements and the Prospectus (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of this Underwriting Agreement, the applicable Terms Agreement, the Underwritten Securities or the Indenture or the transactions contemplated herein or therein. The aggregate of all pending legal or governmental proceedings to which the Guarantor or any subsidiary thereof is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statements and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

     (16) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statements or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

     (17) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Guarantor of their respective obligations under this Underwriting Agreement, the applicable Terms Agreement or the Indenture or the Underwritten Securities in connection with the transactions contemplated thereby, except such as have been already obtained or as may be required under state securities laws.

     (18) Possession of Intellectual Property. Each of the Guarantor and the Subsidiaries owns or possesses rights to use adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by it, and neither the Guarantor nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Guarantor or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

     (19) Possession of Licenses and Permits. Each of the Guarantor and the Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it. Each of the Guarantor and the Subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. Neither the Guarantor nor any of the Subsidiaries has received any notice nor is any executive officer of the Guarantor or the Company otherwise aware of proceedings relating to the revocation or modification of any of such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

     (20) Title to Property. Each of the Guarantor and the Subsidiaries has good and marketable title to all real property owned by it and good title to all other properties owned by it, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) as otherwise stated in the 2005 Registration Statement and the Prospectus or (B) those which do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Guarantor or any of the Subsidiaries; provided, however, that none of such mortgages, pledges, liens, security interests, claims, restrictions or encumbrances shall violate the Indenture. All of the leases and subleases material to the business of the Guarantor and the Subsidiaries considered as one enterprise, and under which the Guarantor or the Subsidiary holds properties described in the Prospectus, are in full force and effect, and neither the Guarantor nor any of Subsidiaries has received any notice nor is any executive officer of the Guarantor or the Company otherwise aware of any material claim of any sort that has been asserted by anyone adverse to the rights of the Guarantor or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Guarantor or such Subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease.

     (21) Investment Company Act. The Company and the Guarantor are not, and upon the issuance and sale of the Underwritten Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, “investment companies” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

     (22) Environmental Laws. Except as otherwise stated in the 2005 Registration Statement and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect (A) neither the Guarantor nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products or asbestos containing materials (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Guarantor and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the best knowledge of the Guarantor and the Subsidiaries after reasonable investigation, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Guarantor or any of the Subsidiaries, and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Guarantor or any of the Subsidiaries relating to any Hazardous Materials or the violation of any Environmental Laws.

     (23) Compliance with Cuba Act. The Company and the Guarantor have complied with, and are and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder or are exempt therefrom.

     (24) Market Data. The statistical and market-related data included in the Prospectus are based on or derived from sources that the Guarantor and the Company believe to be reliable and accurate in all material respects or represent the Guarantor’s or Company’s good faith estimates that are made on the basis of data delivered from such sources.

     (25) 1934 Act Reports. The Guarantor is subject to Section 13 or 15(d) of the 1934 Act. The 2005 Registration Statement and the Prospectus comply in all material respects with Regulation G and with Item 10(e) of Regulation S-K.

     (26) Disclosure Controls and Procedures. The Guarantor has established and maintains disclosure controls and procedures (as such terms are defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act) designed to ensure that material information relating to the Guarantor, including its subsidiaries, is made known to the Guarantor’s Chief Executive Officer and its Chief Financial Officer by others within those entities; such disclosure controls and procedures are effective to perform the functions for which they were established. The Guarantor’s auditors and the audit committee of the board of directors of the Guarantor have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Guarantor’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Guarantor’s internal control over financial reporting, in each case, that have arisen since the date of the certifications included as Exhibits 31.1 and 31.2 to the Guarantor’s most recent annual report on Form 10-K. Since the date of the most recent evaluation of such disclosure controls and procedures, there has been no change in internal controls that has materially affected, or is reasonably likely to materially affect, internal controls, including any corrective actions with regard to material weaknesses.

     (27) Accounting Controls and Procedures. The Guarantor has established and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (28) Compliance with Laws. The Guarantor and each of its subsidiaries is in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, except where such non-compliance would not be reasonably expected to have a Material Adverse Effect.

     (29) Affiliate Transactions. Except as otherwise disclosed in the 2005 Registration Statement and the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Guarantor or any of its subsidiaries to or for the benefit of any of the officers or directors of the Guarantor or any of its subsidiaries or any of the members of the families of any of them.

     (30) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Guarantor or any of its subsidiaries on the one hand, and any of the directors, officers, stockholders, customers or suppliers of the Guarantor or any of its subsidiaries on the other hand, that is required by the 1933 Act and the 1933 Act Regulations to be described in the Registration Statements and the Prospectus and that is not so described.

     (b) Officers’ Certificates. Any certificate signed by any officer of the Guarantor or any subsidiary and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by the Guarantor or such subsidiary to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

     SECTION 2. SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

     (a) Underwritten Securities. The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

     (b) Payment. Payment of the purchase price for, and delivery of, the Underwritten Securities shall be made at such place as shall be agreed upon by the Underwriters and the Company, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called “Closing Time”).

     Payment shall be made to the Company by wire transfer to the account designated by the Company against delivery to the Underwriters of the Underwritten Securities to be purchased by them.

     (c) Denominations; Registration. The Underwritten Securities shall be in such denominations and registered in such names as the Underwriters may request in writing at least one full business day prior to the Closing Time. The Underwritten Securities will be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

     SECTION 3. COVENANTS OF THE COMPANY. The Company and the Guarantor jointly and severally covenant with each Underwriter participating in the offering of Underwritten Securities, as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The Company and the Guarantor, subject to Section 3(b), will comply with the requirements of Rule

430A of the 1933 Act Regulations and/or Rule 434 of the 1933 Act Regulations, if and as applicable, and will notify the Representative(s) immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to either of the Registration Statements or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to either of the Registration Statements or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statements or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Underwritten Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company and the Guarantor will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company and the Guarantor will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. The Company and the Guarantor will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statements (including any filing under Rule 462(b) of the 1933 Act Regulations), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the most recent Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, will afford the Underwriters a reasonable opportunity to comment on any such document and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

     (c) Delivery of Registration Statements. The Company and the Guarantor will deliver, on request, to the Underwriters and counsel for the Underwriters, without charge, conformed copies of the Registration Statements as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts. If applicable, the copies of the Registration Statements and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectuses. The Company and the Guarantor will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company and the Guarantor hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Company and the Guarantor will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company and the Guarantor will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Underwritten Securities as contemplated in this Underwriting Agreement and the applicable Terms Agreement and in the Registration Statements and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company and the Guarantor, to amend the Registration Statements in order that the Registration Statements will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statements or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) and at its own expense, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statements or the Prospectus comply with such requirements, and the Company and the Guarantor will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (f) Blue Sky Qualifications. The Company and the Guarantor will each use its best efforts, in cooperation with the Underwriters, to qualify the Underwritten Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the date of the applicable Terms Agreement; provided, however, that neither the Company nor the Guarantor shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Underwritten Securities have been so qualified, the Company and the Guarantor will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of such Terms Agreement.

     (g) Earnings Statement. The Guarantor will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Underwritten Securities in the manner specified in the Prospectus under “Use of Proceeds”.

     (i) Listing. The Company will use its best efforts to effect the listing of the Underwritten Securities, prior to the Closing Time, on any national securities exchange or quotation system if and as specified in the applicable Terms Agreement.

     (j) Restriction on Sale of Securities. Between the date of the applicable Terms Agreement and the Closing Time or such other date specified in such Terms Agreement, the Company and the Guarantor will not, without the prior written consent of the Underwriters, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, the Underwritten Securities specified in such Terms Agreement.

     (k) Reporting Requirements. The Guarantor, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     SECTION 4. PAYMENT OF EXPENSES.

     (a) Expenses. The Company and the Guarantor, jointly and severally, will pay all expenses incident to the performance of their obligations under this Underwriting Agreement or the applicable Terms Agreement, including (i) the preparation, printing and filing of the Registration Statements (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Underwriting Agreement, any Terms Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Underwritten Securities, (iii) the preparation, issuance and delivery of the Underwritten Securities and the Guarantee, or any certificates for the Underwritten Securities or the Guarantee, as applicable, to the Underwriters, (iv) the fees and disbursements of the Company’s and Guarantor’s counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustee and its counsel, (v) the qualification of the Underwritten Securities and the Guarantee under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheet and the Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Underwritten Securities, (viii) the fees and expenses incurred with respect to the listing of the Underwritten Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of the Underwritten Securities, (x) the fees and expenses of any Underwriter acting in the capacity of a “qualified independent underwriter” (as defined in Rule 2720(b)(15) of the NASD), if applicable, and (xi) the fees and expenses of the officers and employees of the Company and the Guarantor and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Underwritten Securities.

     (b) Termination of Agreement. If the applicable Terms Agreement is terminated by the Underwriters in accordance with the provisions of Section 5, Section 9(b)(i) or the first clause of Section 9(b)(iii) hereof, the Company and the Guarantor, jointly and severally, shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 5. CONDITIONS OF UNDERWRITERS’ OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties of the Company and the Guarantor contained in Section 1 hereof or in certificates of any officer of the Company and the Guarantor or any of their subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their respective covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statements. The Registration Statements, including any Rule 462(b) Registration Statement, have become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statements shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Underwritten Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

     (b) Opinion of Counsel for Company and Guarantor. At Closing Time, the Underwriters shall have received the favorable opinion or opinions, dated as of Closing Time, of counsel for the Company and Guarantor (which counsel shall be acceptable to the Underwriters), in form and substance satisfactory to counsel for the Underwriters, together with signed copies of such letter or letters for each of the Underwriters, to the effect as counsel to the Underwriters may reasonably request.

     (c) Opinion of Counsel for Underwriters. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of counsel for the Underwriters, together with signed copies of such letter for each of the other Underwriters, with respect to the matters requested by the Underwriters. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Guarantor, the Company and their respective subsidiaries and certificates of public officials.

     (d) Officers’ Certificate. At Closing Time, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the revenue, earnings, properties, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received certificates from the Company and the Guarantor, executed on their respective behalf by their respective President or a Vice President and the chief financial officer or chief accounting officer, in each case dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company or the Guarantor, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statements has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

     (e) Accountant’s Comfort Letter. At the time of the execution of the applicable Terms Agreement, the Underwriter shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statements and the Prospectus.

     (f) Bring-down Comfort Letter. At Closing Time, the Underwriters shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

     (g) Ratings. At Closing Time, the Underwritten Securities shall have the ratings accorded by any “nationally recognized statistical rating organization,” as defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations, if and as specified in the applicable Terms Agreement, and the Company shall have delivered to the Underwriters a letter, dated as of such date, from each such rating organization, or other evidence satisfactory to the Underwriters, confirming that the Underwritten Securities have such ratings. Since the time of execution of such Terms Agreement, there shall not have occurred a downgrading in the rating assigned to the Underwritten Securities or any of the Company’s other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Underwritten Securities or any of the Company’s other securities.

     (h) Approval of Listing. At Closing Time, the Underwritten Securities shall have been approved for listing, subject only to official notice of issuance, if and as specified in the applicable Terms Agreement.

     (i) No Objection. If the Registration Statements or an offering of Underwritten Securities has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (j) Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Guarantor in connection with the issuance and sale of the Underwritten Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

     (k) Termination of Terms Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 12 and 13 shall survive any such termination and remain in full force and effect.

     SECTION 6. INDEMNIFICATION.

     (a) Indemnification of Underwriters. The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

     (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statements (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Guarantor; and

     (3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in any Registration Statement (or any amendment thereto), including the 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in a letter to the Company to be delivered prior to the Closing Time.

     (b) Indemnification of Company, Guarantor and Their Directors and Officers. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, the Guarantor and their respective directors, officers who signed the Registration Statements, and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statements (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statements (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in a letter to the Company to be delivered prior to the Closing Time.

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof (through the forfeiture or substantial rights and defenses) and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the managing underwriter(s), and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Guarantor. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim; and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(2) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request; (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into; and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities pursuant to the applicable Terms Agreement; or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Underwritten Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of such Underwritten Securities as set forth on such cover.

     The relative fault of the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the Company or the Guarantor, on the one hand, or by or on behalf of the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company or the Guarantor, each officer of the Company or the Guarantor who signed the Registration Statements, and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Guarantor, respectively. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number or aggregate principal amount, as the case may be, of Underwritten Securities set forth opposite their respective names in the applicable Terms Agreement, and not joint.

     SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Underwriting Agreement or the applicable Terms Agreement or in certificates of officers of the Company or the Guarantor submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company and the Guarantor, and shall survive delivery of and payment for the Underwritten Securities.

     SECTION 9. TERMINATION.

     (a) Terms Agreement. The Underwriters may terminate a Terms Agreement, by notice to the Company and the Guarantor, at any time at or prior to the Closing Time, if (i) there has been, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the revenue, earnings, properties, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or, if the Underwritten Securities include Debt Securities denominated or payable in, or indexed to, one or more foreign or composite currencies, in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Underwritten Securities or to enforce contracts for the sale of the Underwritten Securities, or (iii) trading in any securities of the Guarantor has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal or New York authorities or, if the Underwritten Securities include Debt Securities denominated or payable in, or indexed to, one or more foreign or composite currencies, by the relevant authorities in the related foreign country or countries, or (v) there is any material disruption of securities settlement or clearance services in the United States.

     (b) Liabilities. If a Terms Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 12 and 13 shall survive such termination and remain in full force and effect.

     SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at the Closing Time to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the “Defaulted Securities”), then the other Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, such other Underwriters shall not have completed such arrangements within such 24-hour period, then:

     (a) if the number or aggregate principal amount, as the case may be, of Defaulted Securities does not exceed 10% of the number or aggregate principal amount, as the case may be, of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Terms Agreement bear to the underwriting obligations of all non-defaulting Underwriters; or

     (b) if the number or aggregate principal amount, as the case may be, of Defaulted Securities exceeds 10% of the number or aggregate principal amount, as the case may be, of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, such Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of the applicable Terms Agreement either the Underwriters or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statements or the Prospectus or in any other documents or arrangements.

     SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the address set forth in the Terms Agreement; and notices to the Company and the Guarantor shall be directed to the Guarantor at 2301 Patriot Boulevard, Glenview, Illinois 60026, attention: Treasurer.

     SECTION 12. PARTIES. This Underwriting Agreement and the applicable Terms Agreement shall each inure to the benefit of and be binding upon the Company, the Guarantor and the Underwriters and, upon execution of such Terms Agreement, any other Underwriters and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement or such Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Guarantor and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or such Terms Agreement or any provision herein or therein contained.

     This Underwriting Agreement and such Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. GOVERNING LAW AND TIME. THIS UNDERWRITING AGREEMENT AND ANY APPLICABLE TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 14. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

EXHIBIT A

ANIXTER INC.
ANIXTER INTERNATIONAL INC.

DEBT SECURITIES

TERMS AGREEMENT

[Date]

To:	Anixter Inc.
Anixter International Inc.
2301 Patriot Boulevard
Glenview, Illinois 60026

Ladies and Gentlemen:

     We understand that Anixter Inc., a Delaware corporation (the “Company”), proposes to issue and sell, and Anixter International Inc. (the “Guarantor”) desires to unconditionally guarantee as to payment of principal of and premium (if any) and interest on, $      aggregate principal amount of the Company’s debt securities (the “Underwritten Securities”). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the “Underwriters”) offer to purchase, severally and not jointly, the principal amount of Underwritten Securities opposite their names set forth below at the purchase price set forth below.

Underwriter	Principal Amount of Underwritten Securities

Total [$]

The Underwritten Securities shall have the following terms:

Title:

Rank:

Ratings:

Aggregate principal amount:

Denominations:

A-1

Currency of payment:

Interest rate or formula:

Interest payment dates:

Regular record dates:

Stated maturity date:

Redemption provisions:

Sinking fund requirements:

Listing requirements:

Fixed or Variable Price Offering: [Fixed] [Variable] Price Offering

If Fixed Price Offering, initial public offering price: % of the principal amount, plus accrued interest [amortized original issue discount], if any, from .

Purchase price: % of principal amount, plus accrued interest [amortized original issue discount], if any, from (payable in next day funds).

Form:

Address for notices to Underwriters:

Other terms and conditions:

Closing date and location:

     All of the provisions contained in the document attached as Annex I hereto entitled “Underwriting Agreement” are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

     Please accept this offer no later than      :      o’clock P.M. (New York City time) on           , 20      by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

A-2

Very truly yours,

[NAME(S) OF UNDERWRITER
OR REPRESENTATIVES]

By:

Authorized Signatory [Acting on behalf of itself and the other named Underwriters.]

Accepted:

ANIXTER INTERNATIONAL INC.

By:

Name:

Title:

ANIXTER INC.

By:

Name:

Title:

A-3